UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

FREESCALE SEMICONDUCTOR, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35184	98-0522138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6501 William Cannon Drive West, Austin, Texas	78735
(Address of principal executive offices)	(Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective June 5, 2012, Rich Beyer has stepped down as the Chairman of the Board and Chief Executive Officer of Freescale Semiconductor, Ltd. (the “Company”). On April 19, 2012, the Company announced that Mr. Beyer had informed the Board of his decision to retire as CEO upon the appointment of a new CEO. There were no disagreements with the Company on any matters relating to its operations, policies or practices that led to Mr. Beyer’s departure. Mr. Beyer will continue to serve as a director on the Board of Directors and J. Daniel McCranie, a current member the Board of Directors, will serve as non-executive Chairman of the Board.

(c) On June 5, 2012, the Company issued a press release announcing that the Company has named Gregg A. Lowe as the Company’s new President and Chief Executive Officer. Mr. Lowe was also elected to the Board of Directors of the Company. Mr. Lowe will be based in Austin, Texas. There are no arrangements or understandings between Mr. Lowe and any other person pursuant to which he was elected as an executive officer of the Company. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Mr. Lowe, 49, is joining the Company from Texas Instruments Incorporated, where he served as Senior Vice President of the Analog semiconductor business of Texas Instruments since 2006. Prior to that role, Mr. Lowe served in various other positions at Texas Instruments since joining the organization in 1984.

(d) Effective as of June 5, 2012, the Board of Directors of the Company elected Mr. Lowe as a member of the Board of Directors. He will not serve on any committees of the Board of Directors or receive any directors’ fees. The Shareholder’s Agreement dated June 1, 2011, among the Company and our sponsors, The Blackstone Group, The Carlyle Group, funds advised by Permira Advisors, LLC and TPG Capital, provides that the Chief Executive Officer will serve as a member of the Board of Directors. The sponsors control Freescale Holdings L.P., which is the principal shareholder of the Company.

Mr. Lowe has no relationships or transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) On May 31, 2012, the Company entered into an agreement with Mr. Lowe that covered the terms on which he would join the Company (the “Employment Agreement”). The Employment Agreement becomes effective on July 1, 2012 or, if earlier, the date on which Mr. Lowe’s termination of employment with his current employer becomes effective and has an initial term of four years, subject to automatic one-year extensions. The financial terms of the Employment Agreement include: (1) an annual base salary of not less than $1,000,000; (2) the possibility of a target annual performance cash bonus of 150% of Mr. Lowe’s annual base salary as determined by the Board of Directors, which shall be pro-rated for 2012; (3) long-term incentive equity awards under the Company’s 2011 Omnibus Incentive Plan (the “Plan”) with a value equal to $5,000,000 each year, except that the 2012 award shall have a value equal to approximately $2,860,000, in each case, subject to the terms and conditions applicable to awards under the Plan; (4) a sign-on grant of non-qualified options to purchase shares of the Company’s common stock with a value equal to $5,000,000, vesting in equal amounts on each of the four anniversaries of the date of grant; and (5) grant of restricted stock units with a value equal to $3,000,000, vesting in equal amounts on the first and second anniversaries of the date of grant, so long as Mr. Lowe remains continuously employed by the Company through the vesting date, and a one-time cash bonus of $1,000,000 to be delivered within 30 days of the effective date and, on the third anniversary of the commencement of Mr. Lowe’s employment, an additional cash bonus of $2,000,000, subject to Mr. Lowe’s remaining employed by the Company on the applicable payment date. Mr. Lowe’s restricted stock units and the cash bonuses, each as described in (5) above, were designed to replace the value of the equity awards granted by Texas Instruments and cancelled upon Mr. Lowe’s termination of employment.

The Employment Agreement also provides that Mr. Lowe will be eligible to participate in any long-term incentive plans or programs and welfare, retirement, perquisite and other benefit plans established by the Company for its senior officers generally.

Mr. Lowe is also entitled to severance upon a qualifying termination of employment. The severance is generally equal to two times (three times upon a qualifying termination following a change in control) the sum of his annual base salary and target bonus. Mr. Lowe is entitled to receive (1) his bonus payment for the preceding calendar year in which he terminates, if such bonus has been determined but not paid as of the date of termination, (2) a payment of a prorated portion of his bonus, for the year in which he terminates employment and (3) continued medical and life insurance benefits at the same cost provided to active employees for two years following the date of termination (or three years following a qualifying termination in connection with a change of control). In the event any payments and benefits received by Mr. Lowe in connection with a change in control would be subject to excise taxes imposed under Section 4999 of the Internal Revenue Code, the amount of such payments and benefits provided to Mr. Lowe shall be reduced, but only to the extent such reduction results in a greater after-tax benefit to Mr. Lowe. To receive the severance and benefits provided in the event of a qualifying termination not in connection with a change in control, Mr. Lowe must execute a release of claims in the form of the release included with the Employment Agreement.

The Employment Agreement also includes a non-competition and non-solicitation covenants by Mr. Lowe for a two-year period following termination of his employment with the Company for any reason. The Employment Agreement also provides that the Company will indemnify Mr. Lowe in connection with certain clawback and forfeiture provisions contained in Mr. Lowe’s agreement with his prior employer including any associated legal fees and expenses.

The description of the Employment Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Effective as of June 5, 2012 (the “Separation Date”), the Company entered into a Transition and Release Agreement with Mr. Beyer (the “Transition Agreement”). The Transition Agreement, among other things, provides for a lump sum cash payment of $1.5 million in recognition of Mr. Beyer’s achieving a successful transition. Mr. Beyer will provide certain services to the Company as a consultant for a period of one year following the Separation Date. In connection with such consulting services, Mr. Beyer will receive cash compensation totaling $200,000. The Transition Agreement further provides that Mr. Beyer’s equity awards will be governed by their existing terms which provide that the options granted to him in 2009 and in 2012 will continue to vest through the date that he ceases to serve as a member of the Company’s Board of Directors.

The Transition Agreement also includes a release by Mr. Beyer of all claims in favor of the Company, covenants providing for continued assistance with respect to certain matters and the continued applicability of Mr. Beyer’s non-competition covenants for a period of two years from the Separation Date.

The description of the Transition Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Transition Agreement, a copy of which is filed herewith as Exhibit 10.2, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 31, 2012, between the Company and Gregg Lowe

10.2	Transition and Release Agreement, dated as of June 6, 2012, between the Company, Freescale Holdings GP, Ltd. and Richard M. Beyer

99.1	Press Release dated June 5, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, LTD.

By:	/s/ Dathan C. Voelter

Name:	Dathan C. Voelter
Title:	Assistant Secretary

Date: June 6, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 31, 2012, between the Company and Gregg Lowe

10.2	Transition and Release Agreement, dated as of June 6, 2012, between the Company, Freescale Holdings GP, Ltd. and Richard M. Beyer

99.1	Press Release dated June 5, 2012

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